Exhibit 10(z)

                             As of December 30, 1996


Mark Gorchoff
7009 E. Acoma Drive, # 2132
Scottsdale, Arizona 85254

Dear Mark:

         Sandbox Entertainment Corporation, a Delaware corporation (the "Company") is pleased to offer you a position with our company. Your initial title will be Chief Financial Officer. You will report to me in my capacity as President of the Company. Of course, we strive to continuously evaluate our business and your capabilities, and your responsibilities and reporting relationship may change over time at the sole discretion of the Company.

         Your starting salary, which is subject to periodic review and adjustment, will be $6,250 per month, before applicable withholding and taxes, paid on the Company's regular, biweekly paydays. We currently have benefit plans covering things such as vacation, medical insurance, disability, and 401(k). Additional information concerning our benefits is available upon request, and, if you accept this offer, I encourage you to review the actual Company policies so that you fully understand them. Please understand that these policies are not written in stone, and may be modified in the future.

         You will receive an incentive stock option grant of 45,000 shares with an exercise price of $.10 per share. The option will be on the terms and conditions of the Company's 1995 Equity Incentive Plan and standard form award agreement, with vesting over five years.

         If you accept this offer of employment, you represent to the Company that employment with the Company will not violate any contractual obligation or other duty that you may owe to former employers or other parties, including obligations not to compete and obligations not to disclose trade secrets or other confidential business information. You further represent that you have not disclosed and will not disclose to the Company any such restricted trade secret or other confidential business information, and that you have not brought and will not bring with you to your employment with the Company any documents, records, or other confidential information belonging to your former employers or other parties.

         To protect the Company's assets and business interests, including its trade secrets and confidential business information, you will be required to sign the enclosed Employee Proprietary Rights Agreement. Your signature on this document is a condition of your employment.

         If you accept this offer, both you and the Company will have the right to terminate your employment at any time, for no reason or for any reason, with or without cause. This is known as employment "at will." Nothing in this letter or in any Company policy or statement, including statements made to you during negotiations about working at the Company, is intended to or does
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Mark Gorchoff
Page 2

create terms of an express or implied contract of employment, nor guarantees employment for a specific term. Only the President and Board of Directors of the Company may modify your at will employment status or guarantee that you will be employed for a specific period of time, and any such modification must be in writing, approved by the Board of Directors, and signed by an authorized Company representative. This letter, and the attached Employee Proprietary Rights Agreement, once executed by you and the Company, constitute the entire agreement between you and the Company regarding the subject matter hereof, and this agreement may be modified only in a written document approved by the Company's Board of Directors and signed by you and an authorized Company representative.

         To accept this offer, please carefully read the statement below, sign where indicated, and return the letter, along with the Employee Proprietary Rights Agreement, to me. Please let me know if you have any questions about the matters discussed in this letter, or otherwise. We sincerely hope that you will accept this offer and we look forward to working with you.

                                    Sincerely,

                                    /s/ Chad M. Little

                                    Chad Little

I understand, acknowledge, and agree to the terms and conditions of employment described in this letter, and I accept employment with the Company on these terms and conditions.


/s/ Mark Gorchoff                                   As of December 30, 1996
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Mark Gorchoff                                 DATE